Exhibit 14.1

CODE OF ETHICS

OF THE AB PRIVATE CREDIT INVESTORS 1940 ACT FUNDS

Effective: May 30, 2024

This Code of Ethics (“Code”) has been adopted by each of the AB Private Credit Investors 1940 Act Funds listed in Annex A (each, the “Fund”) in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the “Investment Company Act”). This Code shall apply to all Access Persons of the Fund, except as noted in Section 3 below.

1.
Statement of General Principles.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of the specific procedures will not shield Access Persons from liability for personal trading or other conduct which violates their fiduciary duties to the Fund. In addition to the specific prohibitions contained in this Code, Access Persons are also subject to a general requirement not to engage in any act or practice that would defraud the Fund. This general prohibition includes, in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by the Fund:

(i)
employing any device, scheme or artifice to defraud the Fund;
(ii)
making to the Fund any untrue statement of material fact or omitting to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(iii)
engaging in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or
(iv)
engaging in any manipulative practice with respect to the Fund.
2.
Definitions.
(a)
“Access Person” means any director, trustee, officer or Advisory Person of the Fund or Adviser. “Access Person” shall also include all of the Adviser’s directors, officers and general partners.
(b)
“Adviser” means AllianceBernstein L.P.*
(c)
“Advisory Person” means (a) any director or advisory board member, officer, general partner or employee of the Fund or Adviser (or of any company in a Control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the

“Adviser” shall also include any sub-adviser to the Fund.

making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.
(d)
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
(e)
“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“Exchange Act”) for purposes of determining whether a person is subject to the provisions of Section 16 of the Exchange Act and the rules and regulations thereunder. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.
(f)
“Board” means the board of directors or trustees (as applicable) of the Fund.
(g)
“Compliance Officer” means the Fund’s Chief Compliance Officer or his or her designee.
(h)
“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.
(i)
“Disinterested Director” means a director or trustee of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act. All provisions of this Code applicable to Disinterested Directors are also applicable to advisory board members.
(j)
“Distributor” means AllianceBernstein Investments, Inc.
(k)
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933 (“Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.
(l)
“Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to section 4(a)(2) or section 4(a)(5), or pursuant to Rule 504 or Rule 506 under the Securities Act.
(m)
“Investment Personnel” means: (i) any employee of the Fund or Adviser (or of any company in a Control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; (ii) any natural person who Controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(n)
“Purchase or sale of a Covered Security” includes, inter alia, the writing of an option to purchase or sell a Covered Security.
(o)
“Covered Security” shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include (i) direct obligations of the Government of the United States, (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), and (iii) shares of registered open-end investment companies.
(p)
“Security Held or to be Acquired” by the Fund means: (i) any Covered Security which, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.
(q)
A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.
3.
Application.

Certain of the officers and directors or trustees of the Fund are officers and/or directors of the Adviser and/or officers and/or directors of the Distributor. The Adviser reviews and determines investment policies for the Fund and manages the day- to-day investment affairs of the Fund, including selecting securities to be purchased, held and sold, and placing orders for portfolio transactions. The Adviser, the Distributor and their affiliates have their own Code of Ethics pursuant to Rule 17j-l under the Investment Company Act. Any person, who is subject to the Adviser’s or the Distributor’s Code of Ethics and who complies with such Code, shall not be subject to the provisions of this Code. This exemption shall only apply if the directors or trustees of the Fund and the Disinterested Directors of the Fund have approved such Adviser’s or Distributor’s Code of Ethics pursuant to Rule 17j-1.

4.
Prohibited Purchases or Sales.
(a)
Access Persons. An Access Person shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

Because Sections 5 and 6 apply only to Investment Personnel, Sections 5 and 6 will not apply to a Disinterested Director unless that Disinterested Director Controls the Fund (i.e., is the beneficial owner of more than 25% of the shares of the Fund) and obtains information concerning recommendations made to the Fund.

(i)
is being considered for purchase or sale by the Fund;
(ii)
is being purchased or sold by the Fund.
(b)
Exempted Transactions. The prohibitions of Section 4(a) of this Code shall not apply to:
(i)
Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.
(ii)
Purchases or sales of securities which are not eligible for purchase or sale by the Fund.
(iii)
Purchases or sales which are non-volitional on the part of the Access Person of the Fund.
(iv)
Purchases which are part of an Automatic Investment Plan.
(v)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
(vi)
Purchases or sales of any of the following Securities, if at the time of the transaction, the Access Person has no actual knowledge that the Security is being considered for purchase or sale by the Fund, or that the Security is being purchased or sold by the Fund:
(a)
Fixed-income securities transactions involving no more than 100 units or having a principal amount not exceeding $25,000;
(b)
Non-convertible debt securities and non- convertible preferred stocks which are rated by at least one nationally recognized statistical rating organization in one of the three highest investment grade rating categories; or
(c)
Any equity securities transaction, or series of related transactions, involving shares of common stock and excluding options, warrants, rights and other derivatives, provided:
i.
any orders are entered after 10:00 a.m. and before 3:00 p.m. and are not designated as “market on open” or “market on close”; and
ii.
the aggregate value of the transactions does not exceed (1) $10,000 for securities with a market capitalization of less than $1 billion; (2) $25,000 for securities with a market capitalization of $1 billion to $5 billion and (3) $50,000 for securities with a market capitalization of greater than $5 billion.
(c)
Purchases or sales of Securities for which the Compliance Officer in its discretion on a case-by-case basis has granted an “extreme hardship” exception, provided:
(i)
The individual seeking the exception furnishes to the Compliance Officer:
(a)
a written statement detailing the efforts made to comply with Section 4(a);
(b)
a written statement containing a representation and warranty that (1) compliance with the requirement would impose a severe undue hardship on the individual and (2) the exception would not, in any manner or degree, harm or defraud the Fund or compromise the individual’s fiduciary duty to the Fund; and
(c)
any supporting documentation that the Compliance Officer may request;
(ii)
The Compliance Officer conducts an interview with the individual or takes such other steps the Compliance Officer deems appropriate in order to verify that granting the exception will not in any manner or degree, harm or defraud the Fund or compromise the individual’s fiduciary duty to the Fund; and
(iii)
The Compliance Officer maintains, along with statements provided by the individual, a written record that contains:
(a)
the name of the individual;
(b)
the name of the Security involved, the number of shares or principal amount purchased or sold, and the date or dates on which the Securities were purchased or sold;
(c)
the reason(s) the individual sought an exception from the requirements of Section 4(a);
(d)
the efforts the individual made to comply with the requirements of Section 4(a); and
(e)
the independent basis upon which the Compliance Officer believes that the exemption should be granted.
5.
Investment Personnel.

(a)
Unless the purchase is pre-approved as provided in Section 6, Investment Personnel shall not purchase, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership:
(i)
that is issued pursuant to an Initial Public Offering; or
(ii)
that is issued pursuant to a Limited Offering that is exempt from registration under the Securities Act.
6.
Pre-Clearance of Participation in Offerings. Investment Personnel shall obtain approval from the Compliance Officer of the Fund prior to the acquisition, directly or indirectly, of securities issued pursuant to a Limited Offering or Initial Public Offering.
7.
Reporting.
(a)
Every Access Person shall report to the Compliance Officer (as that person is designated from time to time by the Fund) the information described in Sections 7(b), 7(c) and 7(d) of this Code with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security; provided, however, than an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.
(b)
Initial Holdings Reports. Within ten (10) days of becoming an Access Person such person shall disclose to the Compliance Officer all Security holdings Beneficially Owned by the Access Person (which information must be current as of a date no more than forty-five (45) days before the report is submitted). Such initial holdings report shall contain the date of the report, name, number of shares and principal amount of all securities owned by the Access Person and all securities accounts the Access Person maintains with a broker, dealer or bank (or any account in which the Access Person may have a beneficial interest).
(c)
Annual Holdings Reports. Annually, all Access Persons shall disclose to the Compliance Officer all Security holdings Beneficially Owned by them (which information must be current as of a date no more than forty-five (45) days before the report is submitted). Such annual holdings report shall contain the date of the report, name, number of shares and principal amount of all securities owned by the Access Person and all securities accounts the Access Person maintains with a broker, dealer or bank (or any account in which the Access Person may have a beneficial interest).
(d)
Quarterly Transaction Reports. A quarterly report shall be made by all Access Persons not later than thirty (30) days after the end of each calendar quarter and shall contain the following information:

(i)
the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;
(ii)
the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
(iii)
the price of the Covered Security at which the transaction was effected;
(iv)
the name of the broker, dealer or bank with or through whom the transaction was effected; and
(v)
the date of the report.

Notwithstanding the foregoing requirement, a Disinterested Director of the Fund need only make a quarterly report with respect to a transaction in any Covered Security if such Disinterested Director, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a director or trustee of the Fund should have known, that during the 15-day period immediately before or after the transaction, the Fund purchased or sold the Covered Security, or the Fund or the Adviser considered purchasing or selling the Covered Security.

(e)
An Access Person of the Adviser need not make a separate report under this Section 7 to the extent the information in the report would duplicate information required to be recorded under Rule 204-2(a)(13) under the Investment Advisers Act of 1940.
(f)
An Access Person need not make a quarterly transaction report under Section 7(d) if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, the Adviser or the Distributor with respect to the Access Person in the time period required by Section 7(d), if all of the information required by that Section is contained in the broker trade confirmations or account statements, or in the records of the Fund, the Adviser or the Distributor.
(g)
An Access Person need not make a quarterly transaction report under Section 7(d) with respect to transactions effected pursuant to an Automatic Investment Plan.
(h)
A Disinterested Director who would be required to make a report pursuant to Sections 7(b) and 7(c) above, solely by reason of being a member of the Board, is not required to make an initial holdings report under Section 7(b) or an annual holdings report under Section 7(c) above.
(i)
Any report required by this Section 7 may contain a statement that the report shall not be construed as an admission that the person making such report has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

(j)
All such reports, account statements, and all related information described in this Section 7 shall be reviewed by the Compliance Officer.
8.
Records.
(a)
The Fund shall maintain records in the manner and to the extent set forth below that shall be available for appropriate examination by representatives of the Securities and Exchange Commission (“SEC”).
(i)
A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.
(ii)
A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.
(iii)
A copy of each report made pursuant to this Code by any Access Person, including any information provided in lieu of the reports under Section 7(e), shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.
(iv)
A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.
(v)
A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Sections 4(a) and 6 of this Code, for at least five years after the end of the fiscal year in which the approval is granted.
(b)
Confidentiality. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC.
9.
Sanctions.

Upon discovering a violation of this Code, the Compliance Officer shall review the violation and the Board may impose any sanctions as it deems appropriate, including a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board.

10.
Report and Certification of Adequacy to the Board.

On an annual basis, the Compliance Officer shall prepare a written report to the management and the Board setting forth the following:

(a)
certifying on behalf of the Fund that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating this Code;
(b)
summarizing existing procedures concerning personal investing and any changes in procedures made during the past year; and
(c)
describing any issues arising under this Code or procedures since the last report to the Board including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations.
11.
Board Approval.

The Board (including a majority of the Disinterested Directors) must approve this Code of Ethics and any material changes to this Code of Ethics. The Board must base its approval of this Code and any material changes to this Code on a determination that this Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Section 1 of this Code. Before approving this Code, the Board must receive a certification from the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code. Any material change to this Code must be approved within six months.

Annex A

AB Private Credit Investors Corporation

AB Private Lending Fund